QUESTAR CORPORATION
                  STOCK OPTION PLAN FOR DIRECTORS
       (as amended and restated effective October 29, 1998)

                      1.  Purpose of the Plan

     The Questar Corporation Stock Option Plan for Directors ("Plan") is intended to provide a method whereby the nonemployee voting directors ("Directors") of Questar Corporation (the "Company"), who are responsible for reviewing and monitoring the performance of the Company and the performance of the Company's officers, may be encouraged to acquire a larger stock ownership in the Company, thereby promoting the interests of the Company and all its stockholders. Accordingly, the Company, during the term of the Plan, will grant options to Directors to purchase shares of the Company's common stock, subject to the conditions hereinafter provided.

                  2.  Administration of the Plan

     The Plan shall be administered by the Company's Option Plan Committee ("Committee"), a group appointed by the Company's President and Chief Executive Officer that includes three or more officers of the Company. The Committee shall hold meetings at such times and places as it may determine. No member of the Committee shall be eligible to receive options granted under the Plan.

                   3.  Stock Subject to the Plan

     (a) The stock to be issued upon exercise of options granted under the Plan shall be the Company's common stock, without par value, that shall be made available either from authorized but unissued common stock or from common stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of common stock that may be issued under options shall not exceed 470,000 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 13 of the Plan.

     (b) In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of such option may again be made subject to options under the Plan.

                        4.  Type of Option

     Only nonqualified stock options shall be granted under the terms of the Plan. Nonqualified stock options granted under the terms of the Plan are not to be treated as incentive stock options.

                         5.  Option Price

     The purchase price per share shall be 100 percent of the fair market value of one share of the Company's common stock on the date the option is granted.

     The fair market value shall be deemed to be the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Tape on the date the option is granted, or, if no sale of common stock has been reported on that date, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     The purchase price shall be subject to adjustment only as provided in Section 13 of the Plan.

                   6.  Eligibility of Optionees

     (a) Options shall be granted only to Directors of the Company who are not currently serving as employees of the Company or its affiliates.

     (b) Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any option hereunder shall confer upon any optionee any right to continue as a Director of the Company.

                        7.  Grant of Option

     All Directors shall receive the first grant of options pursuant to this Plan upon the date such Plan is initially approved by the Company's stockholders. Thereafter, all Directors shall receive options each year on the date of the first regular meeting of the Board of Directors. Each Director shall receive, on an annual basis, an option to purchase 3,200 shares of the Company's common stock. Each Director who serves as the chairman of a committee of the Board of Directors shall receive an option to purchase an additional 800 shares of the Company's common stock for each assignment as chairman of a committee.

                  8.  Transferability of Options

     Directors may transfer options granted as of and after February 10, 1998, to family members or family trusts; provided that options cannot be transferred until they have vested and provided, further, that any transferred options are subject to the same rules applicable to options retained by the Director with respect to forfeiture, termination, duration and subject to rules approved by the Company's Board of Directors with respect to transferred options. For purposes of the Plan, the term family members includes spouse, children, grandchildren, parents, siblings, nieces and nephews.

                 9.  Term and Exercise of Options

     (a) Each option granted under the Plan shall terminate ten years after the date on which it was granted and shall vest six months from the grant date.

     (b) A Director electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full in cash upon the exercise of the option; provided, however, that in lieu of cash, an optionee may exercise his option by tendering to the Company shares of common stock owned by him and having a fair market value equal to the cash exercise price applicable to his option, with the fair market value of such stock to be determined in the manner provided in Section 5 of the Plan. The optionee may also use a combination of cash and previously acquired shares. An optionee may not use shares of common stock obtained by exercising an option as consideration for additional shares until such shares have been held for six months.

     (c) An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date the stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13.

     (d) In the event of a Change of Control of the Company, all options granted under the Plan shall vest immediately. A Change in Control of the Company shall be deemed to have occurred if (i) any "Acquiring Person" (as such term is defined in the Rights Agreement dated as of February 13, 1996, between the Company and ChaseMellon Shareholder Services L.L.C. ("Rights Agreement")) is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of May 19, 1998, constitute the Company's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) the Company's stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

              10.  Termination of Status as Director

     If an optionee is removed from his position as Director, any options granted to him under the terms of the Plan shall terminate as of the date of his removal or resignation. Options granted prior to February of 1996 shall terminate on the date of the Director's death, retirement, or resignation. Any unvested options granted after February 13, 1996, shall vest upon the optionee's retirement as a Director. If an optionee dies, retires, or resigns for some reason other than to pursue a business opportunity that is or could be perceived to be a business opportunity for the Company, he (or his estate in the event of his death) or his transferee (if the option has been transferred), shall have one year from the date of the Optionee's death, retirement or resignation to exercise options that were granted after February 13, 1996.

            11.  Period in Which Options May be Granted

     Options may be granted pursuant to the Plan, as amended, after such amendments are approved by the Company's stockholders and prior to May 21, 2001.

             12.  Amendment or Termination of the Plan

     The Company's Board of Directors may at any time terminate, annul, modify or suspend the Plan subject to the following conditions:

     (a) The Board of Directors cannot amend the Plan more often than once per six-month period except for amendments to comply with changes in federal tax laws.

     (b) The Board of Directors cannot amend, modify, suspend, or terminate the Plan in such a way that affects any options previously granted under the Plan without the consent of the optionee.

     (c) Without the approval of the stockholders of the Company, no amendment or modification shall be made by the Board that:

          (i) Increases the maximum number of shares as to which options may be granted under the Plan;

          (ii) Alters the method by which the option price is determined;

          (iii) Extends any option for a period longer than 10 years after the date of grant;

          (iv) Materially modifies the requirements as to eligibility for participation in the Plan; or

          (v) Provides for the administration of the Plan by a Committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan;

          (vi) Alters this Section 12 so as to defeat its purpose.

                  13.  Changes in Capitalization

     (a) In the event that the shares of stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Section 13(c) below, there shall be substituted for or added to each share of stock of the Company that was theretofore appropriated or that thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     (b) A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options.

     (c) Fractional shares resulting from any adjustment in options pursuant to this Section 13 may be settled as the Committee shall determine.

     (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted.

     (e) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     (f) In the case of an option exercised prior to the redemption or other termination of Rights pursuant to the Rights Agreement, (i) if such exercise occurs prior to the Distribution Date, the shares received upon exercise shall be deemed to include the Rights to which a holder of such shares on the Record Date would have been entitled, and (ii) if such exercise occurs on or after the Distribution Date, the holder of such option shall receive, upon exercise, in addition to the shares of common stock subject to such option, the Rights to which he would have been entitled had he been a holder of such shares on the Distribution Date; provided, however, that the preceding clause (ii) shall not apply if and to the extent that the Company shall have been advised by counsel that application thereof would create a significant risk of material adverse tax consequences to the Company or to such holder, and provided further that, if the provisions of clause (i) or
(ii) hereof apply to an option with respect to a distribution of Rights, no further adjustment shall be made to such option under this
Section 13 with regard to such distribution. The immediately preceding sentence contains terms and concepts that are defined in the Rights Agreement; the use of such terms and concepts is subject to the definitions and restrictions contained in the Rights Agreement.